Exhibit 10.5

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of April 20, 2023, is by and among Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and 3i, LP, a Delaware limited partnership (the “Holder”).

RECITALS

A. In connection with the Securities Purchase Agreement by and among the parties, dated as of May 20, 2021 (the “Securities Purchase Agreement”), the Company issued and sold to the Holder (i) the 20,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), of which 4,239 shares of Series A Preferred Stock are issued and outstanding as of the date hereof (the “Existing Series A Preferred Stock”), and (ii) a Warrant to Purchase Common Stock dated December 20, 2021 (the “Original Warrant”).

B. To induce the Holder to consummate the transactions contemplated by the Securities Purchase Agreement, the Company and the Holder entered into a Registration Rights Agreement dated May 20, 2021 (the “Original Agreement” and as amended by this Amendment, the “Agreement”), to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

C. The Holder and the Company are entering into a Modification and Exchange Agreement dated as of the date hereof (the “Exchange Agreement”), pursuant to which it is contemplated that the Holder will exchange (1) 50,000 shares of Series C Preferred Stock for 4,027 shares of Series A Preferred Stock ( the “Exchange Shares” and together with the Existing Series A Preferred Stock, the “Preferred Shares”); and (2) the Original Warrant for a new Warrant to Purchase Common Stock reflecting an exercise price of $0.75 and 12,603,385 shares of Common Stock (the “New Warrants”) and it is contemplated by the parties that such Exchange Shares and the Common Stock issuable upon exercise of the New Warrants (“Warrant Shares”) will have the same registration rights as the Existing Series A Preferred Stock pursuant to the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Effectiveness. The effectiveness of the modifications to the Original Agreement shall be subject to the occurrence of the closing contemplated by the Exchange Agreement and shall be effective on the Closing Date (as defined in the Exchange Agreement).

2. Defined Terms.

(a) Preferred Shares. The term “Preferred Shares” in the Original Agreement is hereby amended to include an additional 4,027 shares of Series A Preferred Stock, which represents the shares of Series A Preferred Stock issued to the Holder in connection with the Exchange Agreement and an additional 486 shares of Series A Preferred which may be issued to the Holder in connection with the issuance of a Secured Promissory Note in the principal amount of $350,000 dated as of April 19, 2023.

(b) Warrant and Warrant Shares. The term “Warrants” in the Original Agreement is hereby amended to mean the New Warrants. The term “Warrant Shares”) in the Original Agreement is hereby amended to mean the shares of Common Stock issuable upon exercise of the New Warrants.

3. Filing Deadline. The term “Filing Deadline” as defined in Section 1(d) of the Original Agreement is hereby deleted in its entirety and replaced by the following:

“(d) Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed in connection with the Securities Purchase Agreement, the 15th Business Day after the filing of the Company’s Form S-4 registration statement related to its Plan of Reorganization and Asset Purchase Agreement with Allarity Therapeutics A/S (the “Original Registration Statement”), (ii) with respect to the initial Registration Statement required to be filed pursuant to the Modification and Exchange Agreement between the Company and the Holder, 91 days from the Closing Date (as defined in that certain Modification and Exchange Agreement by and between the Company and the Holder, dated as of April 20, 2023), which registration statement shall also combine and include any shares of Common Stock required to be registered in connection with the Original Registration Statement, and (iii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.”

4. Certificate of Designations. The term “Certificate of Designation” as used in the Original Agreement, which was previously defined in the Securities Purchase Agreement, is hereby amended to be defined as the Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, as may be further amended and/or restated from time to time.

5. Entire Agreement. This Amendment together with the Original Agreement constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and the Holder with respect to the subject matter hereof. Except as amended by this Amendment, the Original Agreement shall continue in full force and effect.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

ALLARITY THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Joan Brown
Name:	Joan Brown
Title:	Chief Financial Officer

HOLDER:

3i, L.P.,
a Delaware limited partnership

By:	/s/ Maier Tarlow
Name:	Maier Tarlow

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